Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE REPORTS Third QUARTER 2013 FINANCIAL RESULTS

ALPHARETTA, GA, November 12, 2013 – SANUWAVE Health, Inc. (OTCBB: SNWV) today reported financial results for the three and nine months ended September 30, 2013 and provided a business update. The Company will host a conference call today at 10:00 a.m. Eastern Time.

Highlights of the third quarter and recent weeks include:

●	Enrolled over one-half (50%) of the minimum required patients in the U.S. Phase III supplemental clinical trial using dermaPACE® for treating diabetic foot ulcers.
●	orthoPACE® device approved for commercialization in South Korea.
●	Alan L. Rubino, life science industry executive, joined the Board of Directors.
●

Raised an aggregate $2.0 million in net proceeds from the sale of the Company’s common stock and warrants from a public offering which closed in July 2013 and from a private placement which was completed in October 2013.

●	Converted the Senior Secured Notes with an original principal balance of $2.0 million to Company common stock and warrants on July 31, 2013.

“In the third quarter we continued to focus on our primary goal of enrolling patients at a consistent rate in our U.S. Phase III clinical trial with dermaPACE,” commented Joseph Chiarelli, Chief Executive Officer of SANUWAVE. “With over half of the minimum required patients enrolled, we remain on-track to complete the clinical trial in the first quarter of 2014. When successful, dermaPACE can address a $3.6 billion U.S. market for diabetic foot ulcers. We continue to believe, based on published research, that the addition of four treatments for a total of eight in this clinical trial enhances the rate of wound closure in the first 12-weeks.”

Mr. Chiarelli continued, “In addition, we continue to work with our distribution network outside of the U.S. to improve the volume and rate of activity. We expect to see the beginnings of this benefit in 2014. With the approval of orthoPACE in South Korea, we are expanding our distribution network outside of Europe, Canada, Australia and New Zealand to assist our cash flow.”

Third Quarter Financial Results

Revenue for the three months ended September 30, 2013 was $148,421, compared with $178,256 for the same period in 2012, a decrease of $29,835, or 17%. Gross profit as a percentage of revenue was 80% for the three months ended September 30, 2013, as compared with 75% for the same period in 2012. The decrease in revenue for 2013 was primarily due to the one-time sale in 2012 of new device applicators to a distributor in Asia.

Operating expenses, including research and development which includes the cost for the dermaPACE clinical trial, for the three months ended September 30, 2013 were $2,008,969, compared with $1,499,714 for the same period in 2012, an increase of $509,255, or 34%. Operating expenses include non-cash stock-based compensation of $175,987 and $217,686 for the three months ended September 30, 2013 and 2012, respectively, and non-cash cost for stock issued for consulting services of $407,707 and $0 for the three months ended September 30, 2013 and 2012, respectively. The increase in non-cash cost for stock issued for consulting services was primarily due to financial and investors relations consultants utilized in 2013. Excluding the non-cash costs for stock-based compensation and consulting services above, operating expenses were $1,425,275 for the three months ended September 30, 2013, as compared with $1,282,028 for the same period in 2012, an increase of $143,247, or 11%. The increase in operating expenses for 2013 was related to costs for the dermaPACE clinical trial.

The net loss for the three months ended September 30, 2013 was $4,436,790, or ($0.14) per basic and diluted share, compared with a net loss of $1,447,271, or ($0.07) per basic and diluted share, for the same period in 2012, an increase in the net loss of $2,989,519, or 207%. The increase in the net loss was primarily a result of the $2,464,927 increase in the primarily non-cash expense in other income (expense) for 2013, as compared to 2012, for the accounting for the Senior Secured Notes which were converted into equity during the quarter and the increase in research and development expenses for clinical study related costs as a result of the start of the enrollment phase of the dermaPACE clinical trial for treating diabetic foot ulcers in 2013.

Revenue for the nine months ended September 30, 2013 was $510,272, compared with $627,153 for the same period in 2012, a decrease of $116,881, or 19%. Gross profit as a percentage of revenue was 79% for the nine months ended September 30, 2013, as compared with 68% for the same period in 2012. The decrease in revenue was due to decreased sales of orthoPACE devices primarily due to the European economic downturn. This was partially offset by an increase in sales of higher margin refurbishment applicators for devices in 2013, as compared with 2012, due to the increased number of devices in use, and fewer sales of lower margin demonstration devices for distributors in 2013, as compared to 2012.

Conference Call

The Company will hold a conference call today, November 12, 2013, beginning at 10:00 a.m. Eastern Time to discuss the third quarter financial results and provide a business update.

Shareholders and other interested parties can participate in the conference call by dialing 877-407-9055 (U.S. and Canada) or 201-493-6743 (international).

A replay of the conference call will be available beginning two hours after its completion through November 19, 2013 by dialing 877-660-6853 (U.S. and Canada) or 201-612-7415 (international) and entering Conference ID 414704.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., dermaPACE is currently under the FDA’s Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

DC Consulting, LLC

407-792-3333

investorinfo@dcconsultingllc.com

CAP Strategies, LLC
215-340-1241
lisa.caperelli@gmail.com

(FINANCIAL TABLES FOLLOW)

  SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$333,830	$70,325
Accounts receivable - trade, net of allowance for doubtful accounts	65,920	87,826
Inventory	243,758	292,665
Prepaid expenses	88,760	128,495
TOTAL CURRENT ASSETS	732,268	579,311

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	18,006	32,842

OTHER ASSETS	11,384	11,358

INTANGIBLE ASSETS, at cost, less accumulated amortization	996,958	1,227,025
TOTAL ASSETS	$1,758,616	$1,850,536

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$390,040	$555,898
Accrued expenses	833,641	721,916
Accrued employee compensation	428,233	534,659
Promissory notes	36,450	-
Subscription payable for senior secured convertible promissory notes	-	438,516
Interest payable, related parties	81,864	81,864
Capital lease payable, current portion	5,220	4,933
Liabilities related to discontinued operations	655,061	655,061
TOTAL CURRENT LIABILITIES	2,430,509	2,992,847

NON-CURRENT LIABILITIES
Notes payable, related parties	5,372,743	5,372,743
Capital lease payable, non-current portion	-	3,951
TOTAL NON-CURRENT LIABILITIES	5,372,743	5,376,694
TOTAL LIABILITIES	7,803,252	8,369,541

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 150,000,000 shares authorized; 37,196,536 and 21,007,536 issued and outstanding in 2013 and 2012, respectively	37,197	21,008

ADDITIONAL PAID-IN CAPITAL	75,445,631	64,357,193

ACCUMULATED OTHER COMPREHENSIVE INCOME	7,312	13,116

ACCUMULATED DEFICIT	(81,534,776)	(70,910,322)
TOTAL STOCKHOLDERS' DEFICIT	(6,044,636)	(6,519,005)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,758,616	$1,850,536

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012

REVENUE	$148,421	$178,256	$510,272	$627,153

COST OF REVENUE	29,467	43,965	109,061	197,898

GROSS PROFIT	118,954	134,291	401,211	429,255

OPERATING EXPENSES
Research and development	775,717	440,193	1,744,935	1,391,634
General and administrative	1,151,709	977,859	3,160,749	3,252,127
Depreciation	4,854	4,973	14,836	15,313
Amortization	76,689	76,689	230,067	230,067
TOTAL OPERATING EXPENSES	2,008,969	1,499,714	5,150,587	4,889,141

OPERATING LOSS	(1,890,015)	(1,365,423)	(4,749,376)	(4,459,886)

OTHER INCOME (EXPENSE)
Loss on embedded conversion feature of Senior Secured Notes	(964,813)	-	(2,373,813)	-
Loss on extinguishment of Senior Secured Notes	(1,073,572)	-	(1,073,572)	-
Accretion of interest and interest expense on Senior Secured Notes	(421,060)	-	(2,178,390)	-
Interest expense, net	(88,772)	(81,894)	(256,472)	(241,196)
Gain on sale of fixed assets	-	-	7,500	-
Gain (loss) on foreign currency exchange	1,442	46	(331)	(6,130)

TOTAL OTHER INCOME (EXPENSE)	(2,546,775)	(81,848)	(5,875,078)	(247,326)

LOSS BEFORE INCOME TAXES	(4,436,790)	(1,447,271)	(10,624,454)	(4,707,212)

INCOME TAX EXPENSE	-	-	-	-

NET LOSS	(4,436,790)	(1,447,271)	(10,624,454)	(4,707,212)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(1,829)	4,623	(5,804)	3,589
TOTAL COMPREHENSIVE LOSS	$(4,438,619)	$(1,442,648)	$(10,630,258)	$(4,703,623)

LOSS PER SHARE:
Net loss - basic	$(0.14)	$(0.07)	$(0.43)	$(0.23)
Net loss - diluted	$(0.14)	$(0.07)	$(0.43)	$(0.23)

Weighted average shares outstanding - basic	31,874,479	20,907,536	24,969,972	20,907,536
Weighted average shares outstanding - diluted	31,874,479	20,907,536	24,969,972	20,907,536

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,624,454)	$(4,707,212)
Adjustments to reconcile net loss to net cash used by operating activities
Amortization	230,067	230,067
Depreciation	14,836	15,313
Change in allowance for doubtful accounts	352	(27,539)
Stock-based compensation - employees, directors and advisors	683,382	719,732
Stock issued for consulting services	751,587	-
Loss on embedded conversion feature of Senior Secured Notes	2,373,813	-
Accretion of interest and accrued interest on Senior Secured Notes	2,178,390	-
Loss on extinguishment of Senior Secured Notes	1,073,572	-
Gain on sale of property and equipment	(7,500)	-
Changes in assets - (increase)/decrease
Accounts receivable - trade	21,554	30,817
Inventory	48,907	101,386
Prepaid expenses	39,735	(40,157)
Due from Pulse Veterinary Technologies, LLC	-	27,837
Other	(26)	1
Changes in liabilities - increase/(decrease)
Accounts payable	(165,858)	(354,299)
Accrued employee compensation	(106,426)	474,750
Accrued expenses	111,725	(16,995)
Promissory notes - accrued interest	1,450	-
NET CASH USED BY OPERATING ACTIVITIES	(3,374,894)	(3,546,299)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of property and equipment	7,500	-
Purchase of property and equipment	-	(2,011)
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	7,500	(2,011)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from subscriptions payable for Senior Secured Notes	1,570,000	-
Proceeds from public offering, net	1,517,450	-
Proceeds from private placement	405,000	-
Proceeds from promissory notes	360,000	-
Proceeds from sale of capital stock - subscription agreement with related party	75,000	-
Proceeds from employee stock option exercise	37,917	-
Payments of principal on promissory notes	(325,000)	-
Payments of principal on capital lease	(3,664)	(3,399)
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	3,636,703	(3,399)

EFFECT OF EXCHANGE RATES ON CASH	(5,804)	3,589

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	263,505	(3,548,120)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	70,325	3,909,383
CASH AND CASH EQUIVALENTS, END OF PERIOD	$333,830	$361,263

SUPPLEMENTAL INFORMATION
Cash paid for interest, related parties	$242,904	$242,903
Cash paid for capital lease interest	$411	$676